                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PERRIGO COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 PERRIGO COMPANY
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                                PERRIGO COMPANY
                    117 WATER STREET ALLEGAN, MICHIGAN 49010
                            TELEPHONE (616) 673-8451

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 30, 1996

To the Shareholders:

     You are hereby notified that the Annual Meeting of Shareholders of Perrigo Company will be held at the Smyrna Town Centre, 100 Sam Ridley Parkway, Smyrna, Tennessee, on Wednesday, October 30, 1996 at 10:00 A.M. (Central Standard Time), for the purpose of considering and taking action with respect to the following matters:

     1. The election of four directors of the Company;

     2. The ratification of selection of independent accountants; and

     3. Such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on September 4, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders. The transfer books of the Company will not be closed.

     Any shareholder who does not expect to attend the meeting in person is requested to execute the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. The proxy may be revoked by the shareholder at any time before it is exercised and shareholders who are present at the meeting may withdraw their proxies and vote in person.

     A copy of the Company's 1996 Annual Report to Shareholders accompanies this notice.

                                          By Order of the Board of Directors

                                          JOHN R. NICHOLS
                                          Secretary

Allegan, Michigan
September 30, 1996

               IMPORTANT--PLEASE MAIL YOUR SIGNED PROXY PROMPTLY
               IN THE ENCLOSED ENVELOPE PROVIDED FOR THIS PURPOSE

                                PERRIGO COMPANY
                    117 WATER STREET ALLEGAN, MICHIGAN 49010
                            TELEPHONE (616) 673-8451

                               ------------------

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD OCTOBER 30, 1996

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Shareholders of Perrigo Company, to be held on Wednesday, October 30, 1996.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the shareholder, will be voted in accordance with those instructions. If no instructions are given, the shareholder's shares will be voted according to the recommendations of the Board of Directors. Those recommendations are described later in this proxy statement.

     You may revoke your proxy at any time before it is exercised by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a later dated proxy. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

     The only business which the Board of Directors intends to present or knows will be presented is the election of four directors and the ratification of selection of independent accountants. The proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting.

     The Company, as of September 4, 1996, the record date for the Annual Meeting, had issued and outstanding 76,503,701 shares of Common Stock, without par value. Each share is entitled to one vote.

     Under Michigan law and the Company's By-Laws, the necessary quorum for the Annual Meeting is the presence, in person or by proxy, of a majority of the shares issued and outstanding as of the record date. If a quorum is present at the Annual Meeting, the election of the four nominees for directors, the ratification of selection of independent accountants and any other business which may properly come before the meeting must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. Abstention from voting will have the practical effect of voting against any of the matters since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

     This proxy statement and the proxy were first mailed to shareholders on or about September 30, 1996.

                             ELECTION OF DIRECTORS

     The Board of Directors will consist of nine members, divided into three classes. At this Annual Meeting, one nominee is to be elected to serve for a term of two years and three nominees are to be elected to serve for a term of three years and in each case until their respective successors are elected and qualified. The remaining five directors will continue to serve as set forth below, with three directors having terms expiring in November 1997 and two directors having terms expiring in November 1998. Three of the four nominees are currently directors of the Company. The nominees have agreed to serve if elected. The proxy holders will vote the proxies received by them for the four nominees, or in the event of a contingency not presently foreseen, for different persons as substitutes therefor.

     The following sets forth with respect to each nominee and each director continuing to serve, their name, age, principal occupation for the past five years, the year in which they first became a director of the Company and directorships in other business corporations.

                 NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS
                   FOR A TWO YEAR TERM EXPIRING NOVEMBER 1998

     Larry D. Fredricks, 59, is the nominee for director of the Company to fill the position being added to the Board on October 30, 1996. Mr. Fredricks has been Executive Vice President and Chief Financial Officer of First Michigan Bank Corp., a multi-bank holding company located in Holland, Michigan since January 1995 and also served as Senior Vice President and Chief Financial Officer from May 1991 to January 1995.

     The Board of Directors recommends a vote FOR the election of Mr. Fredricks. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                  FOR A THREE YEAR TERM EXPIRING NOVEMBER 1999

     John W. Spoelhof, 56, was elected a director of the Company in April 1995. Mr. Spoelhof has been President of Prince Corporation, an automotive component manufacturer, since 1980 and employed by Prince Corporation in various capacities since 1969. Mr. Spoelhof is a director of First Michigan National Bank Corporation.

     Mary Alice Taylor, 46, was elected a director of the Company in April 1995. Ms. Taylor, employed by Federal Express Corporation in various capacities since 1980, has been a Senior Vice President since 1991 and was named Senior Vice President-Americas and Caribbean in 1994. Ms. Taylor is a director of Autodesk, Inc., a supplier of design software and multimedia tools, and Allstate Insurance Company.

     Peter R. Formanek, 53, was elected a director of the Company in November 1993. Mr. Formanek is a private investor. Mr. Formanek was Co-founder and President of AutoZone, Inc., a specialty retailer of automotive parts and accessories, from 1986 to his retirement in 1994. Mr. Formanek is a director of Borders Group, Inc., a retailer of books and music.

     The Board of Directors recommends a vote FOR the election of the aforementioned nominees. Proxies solicited by the Board of Directors will be so voted for all nominees unless shareholders specify otherwise in their proxies.

                  MEMBERS OF THE BOARD OF DIRECTORS CONTINUING
                   IN OFFICE WHOSE TERMS EXPIRE NOVEMBER 1997

     Richard G. Hansen, 51, was elected a director of the Company in September 1995. Mr. Hansen was President and Chief Operating Officer of the Company from October 1991 until his retirement August 31, 1995. Mr. Hansen was Executive Vice President and Chief Operating Officer from August 1989 to October 1991. Prior to August 1989, he served in various executive capacities with the Company since 1979.

     William C. Swaney, 58, was elected a director of the Company in January 1981. Mr. Swaney served as Chairman of the Board of Directors from January 1981 to October 1991 and President of the Company from 1978 to January 1983. Mr. Swaney was appointed Chairman Emeritus in October 1991. Prior to 1978, Mr. Swaney was employed by the Company in various executive capacities since 1964.

     F. Folsom Bell, 54, was a director of the Company from January 1981 to February 1986 and was re-elected a director in June 1988. He has been the Chairman since 1987 and President and Chief Executive Officer since July 1989 of Thermo-Serv, Inc., a manufacturer of plastic insulated beverageware. Mr. Bell is a director of Beverage America, Inc. and Styrochem International, Inc.

                  MEMBERS OF THE BOARD OF DIRECTORS CONTINUING
                   IN OFFICE WHOSE TERMS EXPIRE NOVEMBER 1998

     Michael J. Jandernoa, 46, was elected a director of the Company in January 1981, Chief Executive Officer of the Company in February 1986, Chairman of the Board of Directors in October 1991 and President of the Company in September 1995. Mr. Jandernoa also served as President of the Company from January 1983 to October 1991. Prior to January 1983, Mr. Jandernoa served in various executive capacities with the Company since 1979. Mr. Jandernoa is a director of Old Kent Financial Corporation and also serves on the Board of Advisors of the National Association of Chain Drug Stores.

     L.R. Jalenak, Jr., 66, was elected a director of the Company in June 1988. Mr. Jalenak was Chairman of the Board of Cleo Inc., a manufacturer of gift wrap, greeting cards and accessory items, from 1990 until his retirement on December 31, 1993 and was President of Cleo Inc. from 1977 to 1990. Mr. Jalenak is a director of Lufkin Industries, Inc., a manufacturer of oil field pumping equipment, marine propulsion gear and industrial hardware, a director of Dyersburg Corporation, a manufacturer of fabric for the apparel industry, and a trustee of First Funds.

                     BOARD OF DIRECTORS AND ITS COMMITTEES

     There were five regular meetings of the Board of Directors of the Company in fiscal year 1996 and one telephonic meeting. During fiscal year 1996, each director, except Mr. Formanek, attended at least 75% of the aggregate of the total number of Board meetings and meetings of committees of which he or she was a member, held while he or she was a director and/or committee member. Due to health and personal matters, Mr. Formanek attended 40% of the regular Board of Directors meetings. The Board of Directors has established three standing committees, the Audit Committee, the Nominating Committee and the Compensation Committee, which deal with certain specific areas of the Board's responsibility.

     The Audit Committee, which held two meetings in fiscal year 1996, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The members of the Audit Committee are Messrs. Hansen, Formanek, Jalenak and Ms. Taylor.

     The Nominating Committee, which held one meeting in fiscal year 1996, develops general criteria regarding the qualifications and selection of Board members and recommends candidates for election to the Board of Directors. The Nominating Committee will consider persons recommended by shareholders for inclusion as nominees for election to the Board of Directors, if names of such persons are submitted in writing to the Secretary of the Company. All recommendations should be accompanied by a complete statement of such person's qualifications and an indication of the person's willingness to serve. The members of the Nominating Committee are Messrs. Jalenak, Bell and Swaney.

     The Compensation Committee, which held two meetings in fiscal year 1996, reviews and recommends the compensation arrangements for top management of the Company, including salaries, bonuses and grants of options to purchase shares under the Company's Employee Incentive Stock Option Plan. The members of the Compensation Committee are Messrs. Bell, Formanek, Spoelhof and Swaney.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with during fiscal year 1996.

                           PRINCIPAL SECURITYHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 1, 1996, (i) by each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) by each director and nominee for director, (iii) by the Chief Executive Officer and the four next most highly compensated executive officers, and (iv) by all directors, nominees for director and executive officers of the Company as a group.

                                                                                 OWNERSHIP
                                                                           ---------------------
            DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS                NUMBER      PERCENT
-------------------------------------------------------------------------  ----------    -------
5% SHAREHOLDERS
Wellington Management Company(1).........................................   9,218,098      12.0%
Henry L. Hillman, Elsie Hilliard Hillman and
C.G. Grefenstette, Trustees(2)...........................................   4,540,660       5.9%
  2000 Grant Building
  Pittsburgh, PA 15219
DIRECTORS
Michael J. Jandernoa(3)..................................................   9,526,507      12.5%
  c/o Perrigo Company
  117 Water Street
  Allegan, Michigan 49010
William C. Swaney(4).....................................................   1,328,784       1.7%
F. Folsom Bell(5)........................................................      14,468         *
L.R. Jalenak, Jr.(9).....................................................      58,668         *
Peter R. Formanek(5).....................................................       2,668         *
John W. Spoelhof(6)......................................................      27,900         *
Mary Alice Taylor........................................................          --        --
Richard G. Hansen(7).....................................................   1,387,028       1.8%
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Mark P. Olesnavage(8)....................................................     454,106         *
Steve M. Neil(5).........................................................      12,135         *
James H. Bloem(10).......................................................       9,108         *
Craig G. Hammond.........................................................          --        --
All directors and executive officers as a group (12
  persons)(3)(4)(5)(6)(7)(8)(9)(10)......................................  12,821,372      16.8%

---------------
 *  Less than 1%

 (1) Wellington Management Company, in its capacity as investment advisor, may be deemed the beneficial owner of 7,769,188 shares which are owned by numerous investment advisory clients. None of these clients individually owns more than 5% of the Company's common stock.

 (2) Includes 3,266,654 shares owned by a trust for the benefit of Henry L. Hillman (the "HLH Trust") and 1,274,006 shares owned by Juliet Challenger, Inc. ("JCI"). JCI is a Delaware private investment company owned by The Hillman Company, a Pittsburgh, Pennsylvania firm engaged in diversified investments and operations, which is controlled by the HLH Trust. The trustees of the HLH Trust are Henry L. Hillman, Elsie Hilliard Hillman and C.G. Grefenstette (the "HLH Trustees"). The HLH Trustees share voting power and dispositive power of the stock of The Hillman Company. Does not include an aggregate of 1,741,672 shares owned by four trusts for the benefit of members of the Hillman family, of which Mr. Grefenstette is a trustee. Mr. Grefenstette shares voting and investment power with respect to such shares and may be deemed a beneficial owner of such shares.

 (3) Includes 7,251,507 shares owned by the Michael J. Jandernoa Trust, of which Mr. Jandernoa is the trustee. Includes 2,275,000 shares owned by M.S.J. Investment Limited Partnership, a Michigan limited partnership ("MJLP"). Mr. Jandernoa is the sole general partner of MJLP, and 26% of MJLP is held by each of three trusts established for the benefit of Mr. Jandernoa's three children.

 (4) Includes 929,876 shares owned by Swaney Associates, a Michigan Co-Partnership in which Mr. Swaney owns all but two shares of the initial capital contribution. Includes 259,279 shares owned by the Nancy C. Swaney Annuity Trust, in which Mrs. Swaney has a reversionary interest, and 139,629 shares owned by the William C. Swaney Annuity Trust, in which Mr. Swaney has a reversionary interest.

 (5) All shares are subject to options exercisable within 60 days following the date hereof.

 (6) Includes 2,900 shares owned by trusts for Mr. Spoelhof's grandchildren, for which Mr. Spoelhof is the trustee, and in which Mr. Spoelhof disclaims beneficial ownership.

 (7) Includes 320,000 shares owned by the Sandra E. Hansen Trust, a trust for the benefit of Mr. Hansen's wife, of which Mr. Hansen is the trustee, 931,178 shares owned by the Richard G. Hansen Trust, of which Mr. Hansen is the trustee and 135,850 shares owned by trusts for the benefit of Mr. Hansen's children and grandchildren, of which Mr. Hansen is the trustee.

 (8) Includes 76,996 shares subject to options exercisable within 60 days following the date hereof. Includes 56,472 shares owned by trusts for the benefit of Mr. Olesnavage's children, of which Mr. Olesnavage is the trustee.

 (9) Includes 2,668 shares subject to options exercisable within 60 days following the date hereof.

(10) Includes 8,334 shares subject to options exercisable within 60 days following the date hereof.

                           COMPENSATION OF DIRECTORS

     The Company's directors who are not employees of the Company receive a retainer fee of $12,000 per year for Board membership and a fee of $1,000 for attendance at each Board, shareholder or standing committee meeting or $500 for participation in either a Board or a Committee meeting held by telephone conference call. All directors are reimbursed for expenses incurred in connection with attending Board and Committee meetings.

     The Company's directors who are not employees of the Company are eligible to participate in the Company's Non-Qualified Stock Option Plan for Directors (the "Directors' Plan"). The Directors' Plan is administered by the Board of Directors of the Company and provides for issuance of options covering up to 168,000 shares of Company Common Stock at a purchase price per share at least equal to one hundred percent of the fair market value of a share of Common Stock on the date of grant as determined by the Board of Directors. As of June 30, 1996, options to purchase 138,670 shares of Common Stock had been granted under the Directors' Plan and options to purchase 75,800 shares of Common Stock were outstanding under the Directors' Plan, of which there were 11,800 vested shares.

     Peter R. Formanek, a non-employee director of the Company, was appointed an independent director pursuant to the Michigan Business Corporation Act, to investigate and recommend to the Board of Directors what action, if any, should be taken regarding a possible derivative action against certain current and former officers and directors of the Company. Mr. Formanek received a retainer of $9,000 in fiscal year 1995 and was compensated at the rate of $250 per hour for services rendered. During fiscal year 1996, Mr. Formanek earned $7,750 for such services.

                       COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors reviews and recommends the compensation arrangements for senior management of the Company (including the executive officers named in the Summary Compensation Table below), with respect to salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's Employee Incentive Stock Option Plan.

OBJECTIVES AND POLICIES

     The Compensation Committee strives to:

     - motivate executive officers to create added value for the Company's shareholders through compensation incentives that are tied to the Company's operating and stock market performance;

     - reward executive officers for their individual performance and the performance of the Company;

     - provide compensation and benefits at levels which enable the Company to attract and retain high-quality executives; and

     - align the interests of the Company's officers and directors with the interests of the Company's shareholders through potential stock ownership.

     The Company has designed its management compensation policy to provide a compensation package for executive officers which is generally competitive with the compensation of executive officers of comparable manufacturing companies as compiled by Wyatt Data Services with respect to salary and bonus, with more emphasis on bonus. The Wyatt survey is comprised of non-durable goods manufacturing companies, including some of those reflected in the Dow Jones Pharmaceutical Index on the Performance Graph set forth on page 12. The incentive portions of the package are intended to encourage and reward outstanding individual and Company performance. Compensation for executive officers of the Company consists of a base salary, an annual bonus, if one is warranted under the criteria of the Management Incentive Bonus Plan ("Bonus Plan"), any earned bonus payments under one of the Company's productivity sharing plans (the "Improshare(R) Plan" or the "Excel Plan"), annual contributions to the Company's Profit Sharing Retirement Plan and Trust, a defined contribution profit sharing plan for certain Company employees (the "Profit Sharing Plan"), Company contributions under the Company's 401(k) plan and, for certain executive officers, the grant of stock options under the Company's Employee Incentive Stock Option Plan. It is the objective of the Compensation Committee that executive officers' salaries and bonuses approximate the median as reflected in the Wyatt survey.

CASH-BASED COMPENSATION

     Base Salary and Bonus -- The Compensation Committee employs a formal approach for measuring and evaluating executive officer performance. Executive officer base salary and individual bonus awards under the Bonus Plan are determined based on the following factors (ranked in order of importance): (i) Company-wide performance measured by attainment of specific strategic objectives and quantitative measures, (ii) individual performance of each executive officer, (iii) compensation levels at comparable manufacturing companies, and
(iv) historical cash and equity compensation levels. The primary quantitative measure utilized is return on assets; however, earnings per share and revenue growth are also considered. Qualitative assessments include the quality and measured progress of the Company's marketing and manufacturing operations and the success of strategic actions such as acquisitions of lines of business or introduction of new products.

     Under the Improshare(R) Plan and the Excel Plan, productivity improvements are shared equally between the Company and the participants. These Plans cover all employees of the Company and its subsidiaries and are calculated based upon the ratio of total labor value of products produced to total hours worked by all participants. Improshare(R) and Excel Plan payments are computed as a percentage of base salary. The largest amount paid to an executive officer in fiscal year 1996 under the Improshare(R) Plan or the Excel Plan was $23,953 awarded to Mr. Jandernoa. For individuals named in the Summary Compensation Table for fiscal year 1996, their base salary and payments under the Improshare(R) Plan or Excel Plan compose substantially all of their compensation.

     The annual Company contribution under the Profit Sharing Plan is determined at the discretion of the Board of Directors and is shared by all employees of the Company and its subsidiaries with one year of service, other than employees of Perrigo Company of Tennessee, Inc. and Perrigo Company of Missouri, Inc. who participate in separate investment plans. The contribution to each individual under the Profit Sharing Plan is based on the ratio of total individual compensation (limited to a maximum of $150,000 for fiscal year 1996) to total compensation of all participants for the same plan year. For fiscal year 1996, the Company made Profit Sharing Plan contributions of $7,560 on behalf of Messrs. Jandernoa, Olesnavage, Peabody and Neil. Messrs. Bloem and Hammond were not eligible for participation in the Profit Sharing Plan in 1996.

     The Company contribution under the Company's 401(k) plan was $400 for Messrs. Jandernoa, Olesnavage and Neil.

STOCK OPTION GRANTS

     Messrs. Olesnavage, Bloem, Hammond and Neil were granted stock options to purchase 15,000, 50,000, 50,000 and 10,000 shares of Common Stock, respectively, during fiscal year 1996. Stock option grants are intended to provide broad and deep incentives throughout the Company aligned with shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As a principal shareholder of the Company prior to its sale of shares of Common Stock to the public in December 1991, Mr. Jandernoa retains a substantial share ownership in the Company, which aligns his interests with those of the Company's shareholders. The Compensation Committee believes that Mr. Jandernoa's compensation as Chief Executive Officer is below the compensation of the chief executive officers of comparable companies. The same criteria described above that are used to establish executive officer compensation are employed in determining Mr. Jandernoa's base salary and annual bonus.

     In the view of the Compensation Committee, the Company's results in fiscal year 1996 were above average as measured by return on assets and growth in net sales, and below average as measured by growth in net income. The Company's return on assets of 7.4% compares to 3.9% for calendar year 1995 Fortune 500 companies and 4.7% for calendar year 1995 Standard and Poor's 500 companies. The Company's sales growth was adversely affected by the softness of the total analgesic market. Cost increases in material components also had a negative impact on net income. Additionally, costs associated with unusual litigation had an adverse impact on net income growth. While these results were below the Company's trends over the last few years, the Compensation Committee believes that the proactive steps taken by the Company's senior management relating to the reorganization efforts and their continuing direction of the employee involvement programs reflect an ongoing high performance level for senior management. However, the Company did not achieve its primary performance targets for fiscal year 1996 and thus the awards granted to executive officers under the Bonus Plan were substantially less than targeted amounts.

     The Compensation Committee believes that the performance of the Company's Common Stock during fiscal year 1996 was adversely affected primarily by below-average growth in net income, slower net sales growth than historically attained and the negative impact of the class action litigation. The performance of the Company's Common Stock is illustrated by the performance graph, on page 12, which compares total shareholder return for the Company with the returns of the NASDAQ Composite Index and the Dow Jones Pharmaceutical Index.

SUMMARY

     Executive compensation at the Company is taken seriously by the Compensation Committee, the Board of Directors and senior management. After reviewing the Company's compensation programs, the Compensation Committee has concluded that the amounts paid to executive officers, including stock options, in fiscal year 1996 appropriately reflect individual performance, are linked to the financial, operational and market results of the Company and are generally competitive with amounts paid to executive officers of comparable companies.

COMPENSATION COMMITTEE

     F. Folsom Bell
     Peter R. Formanek
     William C. Swaney
     John W. Spoelhof

SUMMARY COMPENSATION

     The following table contains information regarding the individual compensation of the Chief Executive Officer and the five other most highly compensated executive officers of the Company in fiscal years 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                               COMPENSATION
                                                                                         -------------------------
                                                         ANNUAL COMPENSATION
                                                --------------------------------------   AWARDS
                                                                            OTHER        -------         ALL
              NAME AND                 FISCAL                              ANNUAL         STOCK         OTHER
         PRINCIPAL POSITION             YEAR     SALARY      BONUS     COMPENSATION(1)   OPTIONS   COMPENSATION(2)
-------------------------------------  ------   --------    --------   ---------------   -------   ---------------
Michael J. Jandernoa.................   1996    $343,100    $ 45,021       $    --            0        $11,007
  Chairman of the Board,                1995     302,500      29,316            --            0          7,963
  Chief Executive Officer and
    President                           1994     297,750     277,097            --            0         13,170
Mark P. Olesnavage...................   1996     243,433      32,700            --       15,000          7,960
  President--Customer Business          1995     218,817      20,185            --        9,000          7,963
  Development                           1994     176,067     182,584            --            0         11,940
Steve M. Neil(4).....................   1996     139,608      32,700            --       10,000          7,960
  Vice President--Finance,              1995     126,083      24,806            --       26,400          7,963
  Chief Financial Officer and
  Treasurer
James H. Bloem(5)....................   1996     155,964      13,230            --       50,000             --
  Executive Vice President
Craig G. Hammond(5)..................   1996     160,064      13,074            --       50,000             --
  Executive Vice President and
  Chief Operations Officer
Carl M. Peabody(3)(4)(6).............   1996     270,400      20,415            --       15,000          7,560
  Executive Vice President and          1995     266,067      17,909        40,474       49,000             --
  President of Perrigo International
  Inc., a subsidiary of the Company

---------------
(1) Except for Mr. Peabody as described in footnote (3) below none of the named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10 percent of the total of his annual salary and bonus as reported above.

(2) The amounts include contributions under the Company's 401(k) plans and the Profit Sharing Plan, and the dollar value benefit of premium payments under split dollar life insurance policies for which the Company will be reimbursed for premiums paid.

(3) In conjunction with his relocation from Austria, the Company reimbursed Mr. Peabody $40,474 for relocation expenses. Such compensation has been included under Other Annual Compensation.

(4) Messrs. Peabody and Neil were appointed executive officers during fiscal year 1995. Accordingly, only fiscal year 1996 and 1995 compensation data have been included in the table.

(5) Mr. Bloem and Mr. Hammond were appointed executive officers during fiscal year 1996. Accordingly, only fiscal year 1996 compensation data have been included in the table.

(6) Mr. Peabody resigned as an officer of the Company on July 16, 1996. In accordance with his separation agreement, Mr. Peabody will continue in the employment of the Company until January 16, 1997 (the "Employment Term"). His employment will be extended until July 16, 1997 if Mr. Peabody does not obtain employment or is not engaged as a consultant by another entity prior to that date. Mr. Peabody will be compensated at his base salary rate as of July 16, 1996 during the Employment Term and any extension thereof.

STOCK OPTIONS

     The following table shows grants of options to the named executive officers of the Company in fiscal year 1996. The options were granted under the Company's 1988 Employee Incentive Stock Option Plan. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                --------------------------------------------------           VALUE AT
                                NUMBER OF     PERCENT OF                              ASSUMED ANNUAL RATES OF
                                SECURITIES   TOTAL OPTIONS                           STOCK PRICE APPRECIATION
                                UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERM
                                 OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -------------------------
             NAME                GRANTED      FISCAL YEAR     ($/SH)       DATE      0%       5%        10%
------------------------------  ----------   -------------   --------   ----------   ---   --------   --------
Mark P. Olesnavage............    15,000           3.0%       $12.25      08/15/05   $ 0   $115,500   $292,800
Carl M. Peabody...............    15,000           3.0         12.25      08/15/05     0    115,500    292,800
Steve M. Neil.................    10,000           2.0         12.25      08/15/05     0     77,000    195,200
James H. Bloem................    50,000          10.0         12.25      08/18/05     0    385,000    976,000
Craig G. Hammond..............    50,000          10.0         12.31      11/02/05     0    387,000    980,500

     The following table provides information concerning the value of stock options held by each named executive officer on June 30, 1996.

                         FISCAL YEAR END OPTION VALUES

                                                                                           VALUE OF
                                                                      NUMBER OF          UNEXERCISED
                                                                     UNEXERCISED         IN-THE-MONEY
                                                                      OPTIONS AT          OPTIONS AT
                                      SHARES                        JUNE 30, 1996       JUNE 30, 1996
                                     ACQUIRED          VALUE         EXERCISABLE/        EXERCISABLE/
              NAME                  ON EXERCISE     REALIZED(1)     UNEXERCISABLE      UNEXERCISABLE(2)
---------------------------------   -----------     -----------     --------------     ----------------
Michael J. Jandernoa.............          0          $    --            0/0           $     --/$   --
Mark P. Olesnavage...............      4,000           46,143       62,330/70,666       623,405/440,577
Carl M. Peabody..................          0               --        6,667/57,333             0/0
Steve M. Neil....................          0               --        6,668/54,732             0/1,675
James H. Bloem...................          0               --            0/50,000             0/0
Craig G. Hammond.................          0               --            0/50,000             0/0

---------------
(1) Represents the difference between the closing price of the Company's Common Stock on the date of exercise and the exercise price of the option.
(2) Represents the difference between the closing price of the Company's Common Stock on June 30, 1996 and the exercise price of the option.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock of the Company from December 17, 1991 (the date the Common Stock was first offered to the public at an initial public offering price of $8.00 per share) through June 30, 1996 with the cumulative total return on the NASDAQ Composite Index and the Dow Jones Pharmaceutical Index from November 30, 1991 through June 30, 1996 (assuming the investment of $100 in the Company's Common Stock and reinvestment of all dividends). The Company did not pay any dividends during this period. The NASDAQ Composite Index and the Dow Jones Pharmaceutical Index are published monthly. Correspondingly, the November 30, 1991 index amounts have been used as the initial amounts for the graphic comparison. The following companies comprise the Dow Jones Pharmaceutical Index: American Home Products, Bristol-Myers Squibb, Johnson & Johnson, Lily (Eli) & Co., Merck & Co., Pfizer Inc., Schering-Plough, Pharmacia & Upjohn Co. and Warner-Lambert.

                 COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN
          AMONG PERRIGO COMPANY, THE NASDAQ STOCK MARKET -- U.S. INDEX
                     AND THE DOW JONES PHARMACEUTICAL INDEX

                                                                   DOW JONES
      MEASUREMENT PERIOD         PERRIGO COM-    NASDAQ STOCK    PHARMACEUTI-
    (FISCAL YEAR COVERED)            PANY         MARKET-U.S.         CAL
12/91                                   100.00          100.00          100.00
6/92                                    200.00          104.00           90.00
6/93                                    273.00          131.00           80.00
6/94                                    172.00          133.00           79.00
6/95                                    138.00          177.00          119.00
6/96                                    141.00          277.00          175.00

     The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal year 1996 were Messrs. F. Folsom Bell, Peter R. Formanek, John W. Spoelhof and William C. Swaney. Mr. Swaney, Chairman Emeritus and a non-employee director, was formerly Chairman of the Board and President of the Company. The other directors on the Compensation Committee are outside directors and have never been officers or employees of the Company. Mr. Formanek was appointed an independent director pursuant to the Michigan Business Corporation Act to investigate a possible derivative action against certain current and former officers of the Company and earned $7,750 during fiscal year 1996 for services rendered in that capacity.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     On the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year 1997. BDO Seidman LLP has been employed to perform this function for the Company since 1988.

     One or more representatives of BDO Seidman LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     Although this appointment is not required to be submitted to a vote of shareholders, the Board believes it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders should not ratify the appointment, the Audit Committee will investigate the reasons for the shareholder rejection and the Board will reconsider the appointment. A majority of the votes cast is required to ratify the appointment of the independent accountants.

     The Board of Directors recommends a vote FOR the proposal to ratify the selection of BDO Seidman LLP. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies.

              1997 SHAREHOLDER PROPOSALS AND NOMINATING PROCEDURES

     Proposals of shareholders intended for inclusion in the Company's proxy statement relating to the 1997 Annual Meeting must be received at the Company's Principal Executive Offices (please address to the attention of John R. Nichols, Secretary) not later than June 2, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

     The By-Laws of the Company require that nominations for a director to be elected at the 1997 Annual Meeting, other than those made by the Board, and any other business to be properly brought before an annual meeting be submitted to the Secretary of the Company not later than August 21, 1997. Any shareholder may obtain a copy of the applicable By-Law from the Secretary of the Company upon written request.

                                    GENERAL

     The cost of preparing, assembling and mailing this proxy statement and accompanying papers will be borne by the Company. Solicitations will be made by mail but in some cases may also be made by telephone or personal call by officers, directors or regular employees of the Company, who will not be specially compensated for such solicitation. The entire cost of such solicitation will be borne by the Company, which will include the cost of supplying the necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees, and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of the solicitation material to those beneficial owners.

                                            By Order of the Board of Directors

                                            JOHN R. NICHOLS
                                            Secretary

Allegan, Michigan
September 30, 1996
                                  perrigo logo

                               PERRIGO COMPANY
          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS OCTOBER 30, 1996


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael J. Jandernoa, Steve M. Neil and John R. Nichols, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated below, all the shares of Common Stock of Perrigo Company held of record by the undersigned on September 4, 1996, at the Annual Meeting of Shareholders to be held on October 30, 1996, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AS OTHERWISE DETERMINED BY THE PROXYHOLDERS
IN THEIR DISCRETION.





                 (continued, and to be signed, on other side)

[X]     PLEASE MARK VOTES AS
        IN THIS EXAMPLE


1.)     Election of Directors                                   With-   For All
                                                        For     hold    Except
                                  NOMINEES:             [ ]      [ ]      [ ]

        LARRY D. FREDRICKS, JOHN W. SPOELHOF, MARY ALICE TAYLOR AND PETER R. FORMANEK

        If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through that nominee(s) name. Your shares shall be voted for the remaining nominee(s).

                                                        For    Against  Abstain
2.)     Ratification of Selection of BDO Seidman LLP    [ ]      [ ]      [ ]

3.) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                        Mark box at right if comments or address change    [ ]
                        have been noted on the reverse side of this card.






Please be sure to sign and date this Proxy.     Date_______________

___________________________________________________________________
Shareholder sign here----------------------------Co-owner sign here

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.